                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
            EXCHANGE ACT OF 1934 (AMENDMENT NO.                   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement      [ ]   Confidential, For Use of
                                              the Commission only (as
                                              Permitted by Rule 14a-6(e)(2))

[X]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            PC SERVICE SOURCE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X]    No fee required.

    [ ]    Fee computed on table below per Exchange Act
           Rules 14a-6(i)(1) and 0-11.

    (1)    Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2)    Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how is was determined):

--------------------------------------------------------------------------------

    (4)    Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5)    Total fee paid:

--------------------------------------------------------------------------------

    [ ]    Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)    Amount Previously Paid:

--------------------------------------------------------------------------------

    (2)    Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

    (3)    Filing Party:

--------------------------------------------------------------------------------

    (4)    Date Filed:

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
                     [PC SERVICE SOURCE, INC. LETTERHEAD]


                                                                  April 11, 1997





Dear Stockholders:

You are cordially invited to attend the 1997 Annual Meeting of Stockholders of PC Service Source, Inc. which will be held on May 15, 1997, at 10:00 a.m., Central Time, at the Company's corporate offices which are located at 2350 Valley View Lane, Dallas, Texas. The official notice of the meeting together with a proxy statement and proxy card are enclosed. Please give this information your careful attention.

Whether or not you expect to attend the meeting in person, it is important that your shares be voted at the meeting. I urge you to specify your choices by marking the enclosed proxy card and returning it promptly. Sending in a signed proxy will not affect your right to attend the annual meeting and vote in person. You may revoke your proxy at any time before it is voted at the annual meeting by giving written notice to the secretary of the Company.


Sincerely,

/s/Mark T. Hilz

Mark T. Hilz
President and Chief Executive Officer





                             YOUR VOTE IS IMPORTANT
                 Please Sign, Date, and Return Your Proxy Card

                     [PC SERVICE SOURCE, INC. LETTERHEAD]

                           _________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 15, 1997
                           _________________________

To Our Stockholders:

The 1997 Annual Meeting of Stockholders of PC Service Source, Inc. will be held at the Company's corporate offices which are located at 2350 Valley View Lane, Dallas, Texas, on May 15, 1997, at 10:00 a.m., Central Time, for the following purposes as more fully described in the following pages of the proxy statement, which are made a part of this Notice:

1. To elect two Class II directors to serve until the Annual Meeting of Stockholders in 2000 or until their successors are duly elected and qualified; and

2. To transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

The Board of Directors has fixed the close of business on April 4, 1997, as the record date for determining stockholders entitled to notice of and to vote at the meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the meeting.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed proxy card and return it promptly in the envelope provided for that purpose. Sending in a signed proxy will not affect your right to attend the annual meeting and vote in person. You may revoke your proxy at any time before it is voted at the annual meeting by giving written notice to the secretary of the Company.

By Order of the Board of Directors,


/s/Bernard W. Rohde

Bernard W. Rohde
Secretary



Dallas, Texas
April 11, 1997

It is important that your stock be represented at the meeting regardless of the number of shares you hold. Please complete, sign and mail the enclosed Proxy Card in the accompanying envelope even if you intend to be present at the meeting. Returning the Proxy Card will not limit your right to vote in person or to attend the annual meeting, but will insure your representation if you cannot attend. If you have shares in more than one name, or if your stock is registered in more than one way, you may receive more than one copy of the proxy material. If so, please sign and return each copy of the proxy cards you receive so that all of your shares may be voted. The Proxy is revocable at any time prior to its use.

                           PC SERVICE SOURCE, INC.

                            _______________________

                                PROXY STATEMENT
                                      FOR
                              1997 ANNUAL MEETING
                                 TO BE HELD ON
                                  MAY 15, 1997
                            _______________________



                       Voting at the Meeting and Proxies

       Commencing on April 11, 1997, PC Service Source, Inc., a Delaware corporation ("PCSS" or the "Company"), will mail this Proxy Statement to stockholders entitled to vote at the Company's Annual Meeting of Stockholders on May 15, 1997. Stockholders of record at the close of business on April 4, 1997, will be entitled to vote at the meeting and will receive a copy of this Proxy Statement, furnishing information relating to the business to be transacted at the meeting, including any adjournment or postponement of the meeting. At the close of business on April 4, 1997, the record date for determining stockholders entitled to receive notice of and to vote at the annual meeting, the Company's outstanding voting securities consisted of 5,746,820 shares of the Company's common stock, $.01 par value (the "Common Stock"). Holders of Common Stock are entitled to one vote per share in the matter of election of directors and in any other matter that may be acted upon at the annual meeting. The Company's Certificate of Incorporation does not permit cumulative voting for directors.

       A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

       Regarding the election of directors, you have three choices: by checking the appropriate box on your proxy card you may (i) vote for both of the director nominees as a group; (ii) withhold authority to vote for both director nominees as a group; or (iii) vote for both director nominees as a group except the nominee you identify in the appropriate area. See "Information Concerning Nominees" under Election of Directors.

       Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or non-vote will have the same effect as a vote against the matter being voted upon.

       You may revoke your proxy at any time before it is actually voted at the Annual Meeting by (i) delivering written notice of revocation to the Secretary of the Company, (ii) submitting a subsequently dated proxy, or (iii) attending the meeting and withdrawing the proxy. You may also be represented by another person present at the meeting through executing a form of proxy designating such person to act on your behalf. Each unrevoked proxy card properly executed and received prior to the close of the voting will be voted as indicated.
Where specific instructions are not indicated, the proxy will be voted for the election of all directors as nominated and for all proposals recommended by the Board of Directors.

       PC Service Source's Summary Annual Report to Stockholders and Form 10-K for the year ended December 31, 1996, including consolidated financial statements, are being mailed to all stockholders entitled to vote at the Annual Meeting. These reports do not constitute a part of the proxy soliciting material.

       The expense of preparing, printing and mailing this Proxy Statement will be paid by the Company. In addition to the use of the mail, proxies may be solicited personally, or by telephone or facsimile by directors, officers, or employees of the Company and its subsidiaries without additional compensation. The Company will, on request, reimburse stockholders of record who are brokers, dealers, banks, voting trustees, or their nominees for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record.


                             Election Of Directors

Information Concerning Nominees

        Under the terms of the Certificate of Incorporation of the Company, the Board of the Company is divided into three classes of directors, with the total number of directors to be allocated among the three classes as equally as possible. The Company's Board presently consists of seven members, two of which are Class II directors whose term expires at the 1997 Annual Meeting of Stockholders, two of which are Class III directors whose term expires in 1998, and the remaining three directors are Class I directors whose term expires in 1999. Mr. James Ounsworth, who was a Class II director of the Company, resigned from the Board in May 1996.

        The Board proposes the election of the following Class II directors for a term of three years expiring in 2000. Each of the following two directors were elected by the stockholders at the 1995 Annual Meeting. Should one or more of these nominees become unavailable to accept nomination for election as a director, the individuals named as Proxies on the enclosed Proxy Card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors.

Class II - Term Expiring in 2000

        Robert S. Leff, 50, is the co-founder of Merisel, Inc., and a strategic consultant to companies in the computer industry. Mr. Leff is a member of PCSS's Audit Committee and Compensation Committee. He became a PCSS director in 1994.

        Morti Tenenhaus, 42, is the Executive Vice President of Rosetta Stone Corporation, as well as the President and Chief Executive Officer of TeKnowlogy, Inc. Mr. Tenenhaus is a member of PCSS's

Executive Committee, Compensation Committee and Stock Option Committee. Prior to serving in his current capacities, Mr. Tenenhaus was Senior Vice President of Systems Integration and Service for CompuCom Systems, Inc. ("CompuCom") from 1989 to 1993. Mr. Tenenhaus became a director of PCSS in 1990.

Board Meetings and Committees of The Board

         The Company's Board of Directors has a standing Executive Committee, Audit Committee, Compensation Committee and Stock Option Committee. The principal responsibilities and membership of each committee are described in the following paragraphs.

         Executive Committee. The executive Committee has the authority to exercise substantially all of the powers of the Company's Board of Directors in the management and business affairs of the Company, except it does not have the authority to declare dividends, authorize the issuance of shares of the Company's Common Stock, modify the Company's Certificate of Incorporation or its Bylaws, adopt any agreement of merger or consolidation or recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's assets or the dissolution of the Company. Regularly scheduled meetings of the Company's Board are held periodically each year and special meetings are held from time to time. As a consequence, the occasions on which this committee is required to take action are limited. The members of this committee are Messrs. More, Hilz and Tenenhaus. The committee held no meetings during 1996.

         Audit Committee. The Audit Committee is responsible for reviewing the Company's accounting and financial practices and policies and the scope and results of the Company's audit. The Audit Committee is also responsible for recommending the selection of the Company's independent public accountants. This committee is presently comprised of Messrs. Leff, Raymund and Haft. The committee did not meet separately from the Board during 1996.

         Compensation Committee. The Compensation Committee reviews the compensation of executive officers, except members of the committee, and makes recommendations to the Board regarding executive compensation. This committee is presently comprised of Messrs. Leff, Raymund and Tenenhaus. The committee did not meet separately from the Board during 1996.

         Stock Option Committee. The Stock Option committee administers the Company's existing stock option plan. This committee is presently comprised of Messrs. More and Tenenhaus. The committee held four meetings during 1996.

Compensation of the Company's Directors

         The current policy of the Company is to pay each director who is not also an officer or employee of the Company, and who does not beneficially own more than 5% of the Company's outstanding Common Stock, an annual fee of $2,500, plus 500 shares of Common Stock of the Company. The Board met on five occasions during 1996. Each director attended at least 80% of the aggregate of
(i) the total number of meetings of the Board held during the period in which he was a director and (ii) the total number of meetings held by all committees on which he served, except for Mr. Tenenhaus who attended 60% of the Board meetings.

Report of Compensation Committee on Annual Executive Compensation

         The Compensation Committee met informally several times during the year and met during three of the regular meetings of the Board. The policy of the Compensation Committee is to provide executive officers of the Company and its remanufacturing subsidiary, Cyclix Engineering Corporation ("Cyclix"), with fair compensation based on their responsibilities, and on the performance of the Company as a whole. Regarding the executive officers of Cyclix, however, their compensation is based on the performance of Cyclix as a whole.

         The Compensation Committee believes generally that performance goals enhance teamwork and help focus management's attention on the performance of the companies rather than the performance of particular areas in the companies. Additionally, particular areas may in the future need separate performance goals, but the Compensation Committee does not believe that is currently required.

          The Compensation Committee sets target earnings levels for the Company and Cyclix, and provides a bonus target to each executive officer. The bonus target is a percentage of that executive's base salary. The Compensation Committee then sets target levels pursuant to which an executive who is employed at the time of the bonus award can receive all or a portion of the designated bonus target based on the Company's or Cyclix's earnings performance, as the case may be. If the earnings target is not met, an executive may receive some portion of his bonus based on the percentage of the earnings target achieved. In addition, if the earnings target is exceeded, the executives may receive, based on a formula, up to twice the executive's bonus target. The earnings target is set by the Compensation Committee prior to the commencement of each fiscal year and is believed by the Compensation Committee to be aggressive, but achievable. The Compensation Committee excludes Mr. Avery More, the Chairman of the Board, from participating in the executive bonus plan because it believes such a bonus is unnecessary after taking into account Mr. More's ownership of the Company's Common Stock. See "Ownership of Common Stock by Certain Beneficial Owners and Management."

         The Compensation Committee believes that its earnings and bonus targets are confidential and disclosure of those targets would adversely effect the Company. The report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates that report by reference.

Compensation Committee Interlocks and Insider Participation

         Mr. More is a member of the Board of Directors of TeKnowlogy, Inc. Mr. Tenenhaus, an executive officer of TeKnowlogy, Inc., is a Director of the Company and a member of the Company's Compensation Committee.

                           Management of the Company

         The Company's Board of Directors elects executive officers annually at its first meeting following the annual meeting of stockholders. Certain information concerning the Company's executive officers and directors not standing for election who served during 1996 is provided below:

NAME                                  AGE               POSITION
----                                  ---               --------
Avery More  . . . . . . . . . . . .     42             Chairman of the Board
Mark T. Hilz  . . . . . . . . . . .     38             Director, President and Chief Executive Officer
Philip W. Wise  . . . . . . . . . .     43             Director, President and Chief Executive Officer of
                                                       Cyclix
Dan Hair* . . . . . . . . . . . . .     47             Senior Vice President and Chief Financial Officer
Bernard W. Rohde  . . . . . . . . .     38             Vice President, Chief Accounting Officer and Secretary
Janet Moore . . . . . . . . . . . .     35             Vice President, Sales Services
James "Zeke" Zoccoli  . . . . . . .     40             Vice President, Information Systems
Steve Grimmer*  . . . . . . . . . .     29             Vice President, OEM Services
Dennis Eldridge*  . . . . . . . . .     37             Vice President, Product Services
Jay Haft  . . . . . . . . . . . . .     61             Director
Edward C. Raymund . . . . . . . . .     68             Director

* Messrs. Hair, Grimmer and Eldridge were elected to their respective offices on February 12, 1997.

________________________________________________________________________________


         Avery More, 42, is Chairman of the Board of the Company. Mr. More is a Class III director whose term expires in 1998. He is a member of PCSS's Executive Committee and Stock Option Committee. Mr. More was formerly president and chief executive officer of CompuCom from 1989 to 1993 and a member of the CompuCom board of directors from 1989 to 1994. He is also
president of Rosetta Stone Corporation.  See "Certain Transactions."   Mr. More
became a PCSS director and chairman of the board in 1990.

         Mark T. Hilz, 38, is a director and President and Chief Executive Officer of the Company. Mr. Hilz is a Class III director whose term expires in 1998. He is a member of PCSS's Executive Committee. Mr. Hilz has served as an executive officer of the Company from its inception and was appointed to his present position in 1991. Mr. Hilz became a PCSS director in 1990.

         Philip W. Wise, 43, is a director and President of Cyclix. Mr. Wise is a Class I director whose term expires in 1999. Prior to joining Cyclix, Mr. Wise was an industry consultant from 1994 to 1995, executive vice president of CompuCom from 1993 to 1994, and senior vice president of CompuCom from 1991 to 1993.

         Dan Hair, 47, is Senior Vice President and Chief Financial Officer of the Company. Prior to joining the Company, Mr. Hair was vice president and chief financial officer of Bell Packaging Corporation from 1995 to 1996, and vice president and chief financial officer of Spectravision, Inc. from 1991 to 1994.

         Bernard W. Rohde, 38, is Vice President, Chief Accounting Officer and Secretary of the Company. Prior to joining the Company, Mr. Rohde was controller and chief accounting officer of Source, Inc. from 1994 to 1995, and controller of Source, Inc., from 1990 to 1994.

         Janet Moore, 35, is Vice President, Sales Services of the Company. Prior to joining the Company, Ms. Moore was the general manager of product support for Microsoft Corporation from 1995 to September 1996, and held a variety of senior management positions with AT&T Corporation from 1981-1995.

         James "Zeke" Zoccoli, 40, is Vice President, Information Systems of the Company, Prior to joining the Company, Mr. Zoccoli was vice president, information systems for Abbott Laboratories from 1991 to September 1996.

         Steve Grimmer, 29, is Vice President, OEM Services of the Company. Prior to joining the Company, Mr. Grimmer held a variety of sales positions with IBM Corporation from 1989 to 1994.

         Dennis Eldridge, 37, is Vice President, Product Services of the Company. Prior to joining the Company, Mr. Eldridge was vice president and plant manager for Weaver Manufacturing from 1993 to October 1994, and held various management positions with IBM Corporation from 1979 to 1993.

         Jay Haft, 61, is a strategic and financial consultant to growth stage companies, managing general partner of Venture Capital Associates, Ltd., and GenAm "I" Venture Fund, and of counsel to the law firm of Parker Duryee Rosoff & Haft. Mr. Haft was a senior partner in that law firm from 1989-1995. Mr. Haft is a Class I director whose term expires in 1999 and is a member of the PCSS Audit Committee. He is Chairman of the Board of Noise Cancellation Technologies, Inc., Extech, Inc. and Jenna Lane, Inc., and is a director of Robotic Vision Systems, Inc., Dusa Pharmaceuticals, Inc., Encore Medical Corporation, Oryx Technology Corp. and Virogen, Inc. Mr. Haft is a member of the Florida Commission for Government Accountability to the People, Co-President of the Dade Venue of the Miami Ballet and a director of the Concert Association of Florida.

         Edward C. Raymund, 68, is a director of Tech Data Corporation and Vision Electronics. Mr. Raymund is a Class I director whose term expires in 1999. He is a member of the PCSS Audit Committee and Compensation Committee. From 1972 until his retirement in 1994, Mr. Raymund was the Chief Executive Officer of Tech Data Corporation, a distributor of computers, peripherals, software and networks. Mr. Raymund became a PCSS director in 1994.

                          Ownership of Common Stock by
                    Certain Beneficial Owners and Management

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 4, 1997, by (i) each director and director nominee who beneficially owns Common Stock and certain of the Company's executive officers, (ii) all of the Company's directors and executive officers as a group and (iii) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock as of April 4, 1997.

    The number of shares of the Company's Common Stock beneficially owned by each individual set forth below is determined under the rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power and any shares which an individual presently, or within 60 days, has the right to acquire through the exercise of any stock option or other right. However, such shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Unless otherwise indicated, each individual has sole voting and investment power (or shares such powers with their spouse) with respect to the shares of the Company's Common Stock set forth in the table below:

Name Of Beneficial Owner
------------------------
Directors and nominees for Directors
(Including Those Who are also Executive              Number of Shares                  Percentage of
Officers):                                          Beneficially Owned               Outstanding Shares
                                                    ------------------               ------------------
    Avery More (Rosetta Stone)  . . . . . . .          1,452,200(1)                        25.3%
    Mark T. Hilz  . . . . . . . . . . . . . .           203,500(2)                          3.4%
    Jay Haft  . . . . . . . . . . . . . . . .           79,571(3)                           1.4%
    Philip Wise . . . . . . . . . . . . . . .           45,000(4)                           1.1%
    Robert S. Leff  . . . . . . . . . . . . .           23,000(5)                            *
    Edward C. Raymund . . . . . . . . . . . .           18,500(6)                            *
    Morti Tenenhaus . . . . . . . . . . . . .           10,000(7)                            *
EXECUTIVE OFFICERS:
    Dennis Eldridge . . . . . . . . . . . . .            2,000(8)                            *
    Steve Grimmer . . . . . . . . . . . . . .           11,700(9)                            *
    Dan Hair  . . . . . . . . . . . . . . . .             2,000                              *
    Janet Moore . . . . . . . . . . . . . . .               --                               --
    Bernard W. Rohde  . . . . . . . . . . . .           6,000(10)                            *
    James "Zeke" Zoccoli  . . . . . . . . . .               --                               --
    All Directors and Executive Officers as a
    Group (10) persons  . . . . . . . . . . .         1,774,400(11)                        29.8%
OTHER:
    Wellington Management Company, LLP.                569,300(12)                          9.9%

------------------------------
    * Indicates less than 1%.

(1) The business address of Mr. More is 10000 North Central Expressway, Suite 1460, Dallas, Texas. The shares of Common Stock listed in Mr. More's name are owned by Rosetta Stone Corporation, a corporation in which Mr. More is the principal stockholder. Mr. Tenenhaus is also a stockholder of Rosetta Stone. Rosetta Stone has pledged substantially all of the shares of Common Stock of the Company to secure certain debts of Rosetta Stone to CompuCom incurred in connection Rosetta Stone's acquisition of Common Stock from CompuCom. See "Certain Transactions." Various parties, including a trust for the benefit of Mr. More's minor children and Mr. Jay Haft, a director of the Company, have made investments in Rosetta Stone, and in connection therewith have been issued options from Rosetta Stone to acquire stock of other companies in which Rosetta Stone has an interest, including PCSS. If all of those options to acquire PCSS Common stock were exercised, a total of 294,284 shares of PCSS Common Stock would be acquired by those parties from Rosetta Stone. Further, the shares shown as beneficially owned by Mr. More do not include 9,300 shares beneficially owned by his wife and 2,000 shares held in trust for the benefit of a minor child of Mr. More. Mr. More disclaims beneficial ownership of those shares.

(2) Includes 157,500 shares issuable upon the exercise of options exercisable at or within 60 days and 3,000 shares held by the minor children of Mr. Hilz. Mr. Hilz disclaims beneficial ownership of those shares.

(3) Includes 79,071 shares issuable upon the exercise of options which are exercisable at or within 60 days. Mr. Haft has the right to acquire those 79,071 shares from Rosetta Stone.

(4) Includes 25,000 shares issuable upon the exercise of options exercisable at or within 60 days and 12,000 shares held by the minor children of Mr. Wise. Mr. Wise disclaims beneficial ownership of these shares.

(5) Includes 4,000 shares issuable upon the exercise of options exercisable at or within 60 days.

(6) Includes 4,000 shares issuable upon the exercise of options exercisable at or within 60 days, 6,000 shares held by the Raymund Family Partnership (the "Partnership"), 2,000 shares held by the Raymund Family Trust and 500 shares owned by Mr. Raymund's wife. Mr. Raymund may be deemed to beneficially own Partnership shares because he is the Partnership's general partner. Mr. Raymund disclaims beneficial ownership of the shares owned by his wife.

(7) Includes 10,000 shares held by trusts for the benefit of the minor children of Mr. Tenenhaus as to which he disclaims beneficial ownership. Mr. Tenenhaus, as an officer and stockholder of Rosetta Stone, may be deemed to beneficially own the shares of Common Stock listed under Mr. More's holdings and owned of record by Rosetta Stone; Mr. Tenenhaus disclaims beneficial ownership of those shares.

(8) Includes 2,000 shares issuable upon the exercise of options exercisable at or within 60 days.

(9) Includes 6,000 shares issuable upon the exercise of options exercisable at or within 60 days, 1,000 shares held by Mr. Grimmer's wife and 5,000 shares issuable to Mrs. Grimmer upon the exercise of options exercisable at or within 60 days. Mr. Grimmer disclaims beneficial ownership of the shares owned by his wife.

(10) Includes 6,000 shares issuable upon the exercise of options exercisable at or within 60 days.

(11) Includes 209,500 shares issuable upon the exercise of options exercisable at or within 60 days.

(12) The business address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts.

                             EXECUTIVE COMPENSATION

    The following table summarizes the compensation earned by the Company's Chief Executive Officer and its six other most highly compensated executive officers (whose compensation exceeded $100,000 in 1996), collectively, the "Named Officers," for services rendered in all capacities to the Company during the fiscal years ended December 31, 1996, 1995, and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                      Long-Term
                                              Annual Compensation    Compensation
                                          -------------------------  ------------
                                                                      Securities
                                                                      Underlying
                                                                       Options/       All Other
                                            Salary       Bonus           SARs       Compensation
  Name and Principal Positions    Year       ($)           ($)           ($)           ($) (A)
  ----------------------------  ------    ---------  --------------    -------        ---------
Avery More(B) . . . . . . . . .   1996        144,000            --       --            5,760
  Chairman of the Board and       1995        144,000            --       --            5,760
  Chief Financial Officer         1994             --            --       --             --

Mark T. Hilz  . . . . . . . . .   1996        175,615            --     30,000          6,403
  President and                   1995        129,577            --       --            6,157
  Chief Executive Officer         1994        108,780        86,400    100,000          5,510

Philip Wise(C)  . . . . . . . .   1996        150,000            --       --            3,243
  President,                      1995         72,115            --       --            1,615
  Cyclix Engineering Corp.        1994             --            --     25,000           --

Janet Moore(C)  . . . . . . . .   1996         57,258            --     20,000            0
  Vice President,                 1995             --            --       --             --
  Sales Services                  1994             --            --       --             --

James "Zeke" Zoccoli(C) . . . .   1996         52,212            --     20,000            0
  Vice President,                 1995             --            --       --             --
  Information Systems             1994             --            --       --             --

James N. Contardi(C)(D) . . . .   1996        115,000            --     12,500          4,600
  Vice President,                 1995         94,712            --       --            4,643
  Sales and Marketing             1994         41,538        21,370     25,000           862

Danny T. Hendrix (C)(D) . . . .   1996        115,000            --     10,000            0
  Vice President,                 1995         24,327            --     20,000           --
  Operations                      1994             --            --       --             --

--------------------

(A) Represents amounts paid by the Company to each executive officer's account under the Company's 401(k) plan.

(B) Mr. Dan Hair became the Company's Chief Financial Officer on February 12, 1997.

(C) The 1994 annual compensation for Mr. Contardi, the 1995 annual compensation for Mr. Wise and Mr. Hendrix, and the 1996 annual compensation for Ms. Moore and Mr. Zoccoli reflects less than a full year.

(D) In January 1997, Mr. Hendrix resigned as Vice President, Operations of the Company in March 1997, and Mr. Contardi resigned as Vice President, Sales and Marketing of the Company.

    Option Grants in 1996 to the Company's Executive Officers

    The following table provides information regarding the stock options granted by the Company to Named Officers in 1996.

                               1996 Option Grants

                                                               Individual Grants
                                 -------------------------------------------------------------------------------

                                                                                   Potential Realizable Value at
                                 Number of     Percent of                             Assumed Annual Rates of
                                 Securities      Total                              Stock Price Appreciation for
                                 underlying     Options   Exercise of                     Option Term (A)
                                 Option/SARs   Granted to Base Price   Expiration         ---------------
      Name                       Granted (#)   Employees     ($/Sh)       Date          5% ($)       10% ($)
      ----                       -----------   ---------   ----------  ----------       ------       -------
Avery More                           --            --          --          --              --             --
Mark T. Hilz                     30,000(B)       14.2%       14.50       6/30/06        274,050        691,560
Philip Wise                          --            --          --          --              --             --
Janet Moore                      20,000(C)        9.4%        9.00      10/08/06        113,400        286,200
James "Zeke" Zoccoli             20,000(C)        9.4%        9.00      10/08/06        113,400        286,200
James N. Contardi(D)             12,500(B)        5.9%       14.50       6/30/06        114,188        288,188
Danny T. Hendrix(D)              10,000(B)        4.7%       14.50       6/30/06         91,350        230,550

-----------------------

(A) The potential realizable values set forth under these columns result from calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Company's Common Stock. The amounts reflect potential future value based upon growth at these prescribed rates. The Company did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value. The Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Actual gains, if any, on stock option exercises are dependent on the future performances of the Company's Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

(B) One-fifth (1/5) of these options will become exercisable on June 30,1997, and another one-fifth (1/5) will become exercisable on June 30, 1998, 1999, 2000 and 2001.

(C) One-fifth (1/5) of these options will become exercisable on October 8, 1997, and another one-fifth (1/5) will become exercisable on October 8, 1998, 1999, 2000 and 2001.

(D) In January 1997, Mr. Hendrix resigned as the Vice President, Operations of the Company and in March 1997, Mr. Contardi resigned as the Vice President, Sales and Marketing of the Company.

Aggregate Option Exercises in 1996 by the Company's Executive Officers

        The following table provides information as to options exercised, if any, by each of the Named Officers in 1996 and the value of options held by those officers at year-end measured in terms of the last reported sale price for the shares of the Company's Common Stock on December 31, 1996 ($7.75 as reported on Nasdaq).

                Aggregated Option Exercises in 1996 and Year-End
                                 Option Values

                                                                                                    Value of Unexercised
                                                                      Number of                         in-the-Money
                                                                Securities Underlying                    Options at
                                                                 Unexercised Options                  December 31, 1996
                             Shares                             at December 31, 1996(#)                     (A)($)
                          Acquired on        Value        ---------------------------------    --------------------------------
           Name           Exercise (#)    Realized ($)    Exercisable         Unexercisable    Exercisable        Unexercisable
           ----           ------------    ------------    -----------         -------------    -----------        -------------
Avery More                     --              --              --                    --              --                  --
Mark T. Hilz                 34,500         474,375         137,500               138,000          587,250            264,000
Philip Wise(B)                 --              --            25,000                  --              --                  --
Janet Moore                    --              --              --                  20,000            --                  --
James "Zeke" Zoccoli           --              --              --                  20,000            --                  --
James N. Contardi(C)           --              --            10,000                27,500            --                  --
Danny T. Hendrix(C)            --              --             4,000                26,000            --                  --

-------------------------

(A) Market value of shares covered by in-the-money options on December 31, 1996, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

(B) As part of his at-will employment arrangement with Cyclix and in order to induce him to accept the employment, the Company sold Mr. Wise 15% of the outstanding common stock of Cyclix at the adjusted book value of the Cyclix common stock as of July 1, 1995, in exchange for a $30,000 five-year promissory note. The note is due and payable in less than five years upon the occurrence of certain events. The Cyclix common stock owned by Mr. Wise may be converted into PCSS Common Stock under certain conditions. The conversion rate is based on the relative performance of Cyclix and PCSS at the time of any such conversion. Under the terms of Mr. Wise's employment arrangement, Rosetta Stone agreed to vote its shares of Common Stock in favor of Mr. Wise as a director of the Company during the term of his employment. Also, as a part of this employment package, Mr. Wise relocated his residence closer to Cyclix's corporate headquarters and in connection with that relocation, the Company agreed to guarantee an interim mortgage for up to $450,000 for one year during which time Mr. Wise expects to sell his current resident and relocate to his new residence.

(C) In January 1997, Mr. Hendrix resigned as Vice President, Operations of the Company and in March 1997, Mr. Contardi resigned as the Vice President, Sales and Marketing of the Company.

                              Certain Transactions

        In 1993, Avery More, then the President and Chief Executive Officer of CompuCom, advised CompuCom that he desired to resign his position with CompuCom to pursue new and independent businesses. In connection with those pursuits, CompuCom and Mr. More discussed the possibility of CompuCom selling part of its interest in the Company to Mr. More. Mr. More and CompuCom believed that the Company's growth potential was limited by CompuCom's ownership and control of the Company in view of the fact that many of the Company's customers are direct competitors of CompuCom. These discussions led to an agreement between CompuCom and Rosetta Stone pursuant to which CompuCom converted a $1,500,000 convertible subordinated note into 2,000,000 shares of Common Stock and received from the Company a warrant to acquire 250,000 shares of Common Stock at an exercise price of $2.25 per share. On January 5, 1994, Rosetta Stone purchased 1,700,000 shares of the Company's Common Stock from CompuCom in exchange for $325,000 in cash and a $3,500,000 promissory note secured by those shares. Rosetta Stone pledged substantially all of those shares to CompuCom to secure the promissory note payable to CompuCom by Rosetta Stone. As a result of the transaction, CompuCom's stock ownership was reduced from 84.27% to 36.33%, excluding the warrant it received in the transaction. In connection with this acquisition, CompuCom agreed for one year to allow the Company's employees to continue to participate in CompuCom's group health benefit plans in exchange for a payment of a specified amount per employee. The agreement with CompuCom provided for an adjustment between CompuCom and the Company based on the actual loss experience as compared to the total amount paid to CompuCom on behalf of the Company's employees.

        In connection with Rosetta Stone's acquisition of the Company's Common Stock from CompuCom, Rosetta Stone agreed to vote its shares in the Company for a single Board nominee selected by CompuCom. The voting agreement originally was to expire when certain debts of Rosetta Stone to CompuCom are paid in full. In May 1996, however, CompuCom and Rosetta Stone agreed that so long as no default existed under the terms of the debt instruments to CompuCom from Rosetta Stone, the voting agreement would be suspended at such time as CompuCom's ownership of PCSS Common Stock falls below 5% of the outstanding Common Stock of PCSS. In connection with the secondary offering of the Company's Common Stock on June 6, 1996, CompuCom sold 750,000 shares of Common Stock and, accordingly, its ownership of PCSS Common Stock is now less than 5%. See "Ownership of Common Stock by Certain Beneficial Owners and Management."

        CompuCom is also a customer of the Company. During 1996, CompuCom purchased $783,000 of products from the Company and the Company purchased computer parts and equipment from CompuCom for $496,000, in each case on the same terms as sales to independent parties. CompuCom continues to be a customer of the Company and may be a supplier to the Company in the future.

Compliance With Section 16(a) Of The Securities Exchange Act Of 1934

        Section 16(a) of the Exchange Act requires the Company's directors, executive officers and 10% owners of Common Stock of the Company to file reports of beneficial ownership of the Company's Common Stock and changes in such beneficial ownership with the Commission. Directors, executive officers and 10% owners are also required by rules promulgated by the Commission to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely upon a review of the copies of the forms filed pursuant to
Section 16(a) furnished to the Company, or written representation that no year-end Form 5 filings were required for transactions occurring during 1996, the Company believes that its directors, officers and 10% owners of Common Stock of the Company complied with the Section 16(a) filing requirements applicable to them during 1996, except Mr. Raymond who filed one monthly report three days late relating to the purchase of the Company's Common Stock.

                            Stock Performance Graph

        The following performance graph compares the performance of the Company's Common Stock, the Standard & Poor's 500 Index and an index of peer companies selected by the Company (the "Company's Peer Group Index") since March 1994 (which is when the Company's Common Stock first traded publicly on the National Association of Securities Dealers, Inc. Automated Quotation System). The graph assumes that the value of the investment in the shares of the Company's Common Stock and in each index was $100 on April 1, 1994, and that all dividends were reinvested.

         The Company's Peer Group Index shown on the performance graph (which is weighted on the basis of market capitalization) consists of the Company and the following companies which are engaged primarily in the computer replacement and spare parts business: The Cerplex Group, Inc. and Aurora Electronics, Inc.


                                   [GRAPH]


----------------------------------------------------------------
TOTAL RETURN ANALYSIS
                         3/31/94   12/30/94  12/29/95  12/31/96
----------------------------------------------------------------
PC Service Source Inc.    $100       $100      $100       $ 86
----------------------------------------------------------------
Peer Group                $100       $ 58      $ 64       $ 11
----------------------------------------------------------------
S&P 500                   $100       $105      $145       $178
----------------------------------------------------------------



        The stock price performance depicted in the graph above is not necessarily indicative of future price performance. The graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates same by reference.

                         Independent Public Accountants

    The accounting firm of KPMG Peat Marwick LLP acted as the Company's independent public accountants for the fiscal year ended December 31, 1996. A representative of KPMG Peat Marwick LLP is expected to be present at the stockholders' meeting and to have the opportunity to make a statement, if the representative desires to do so, and is expected to be available to respond to appropriate questions.

                                 Other Matters

    As of the date of this proxy statement, the Company knows of no other business that will be presented for consideration at the annual meeting. However, the enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters that the Company's Board of Directors does not know, a reasonable time before proxy solicitation, are to be presented for approval at the meeting; (ii) approval of the minutes of a prior meeting of stockholders, if such approval does not constitute ratification of the action at the meeting;
(iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and the form of proxy pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended; and (v) matters incidental to the conduct of the meeting. If any such matters come before the meeting, then the proxy agents named in the accompanying proxy card will vote in accordance with their judgment.

    Stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be submitted to the Company prior to December 23, 1997, to receive consideration for inclusion in the Company's 1998 proxy materials.

    EACH PERSON FROM WHOM A PROXY IS SOLICITED CAN OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY DOWNLOADING THE REPORT FROM THE COMPANY'S WEB SITE (WWW.PCSERVICE.COM) OR BY SENDING A WRITTEN REQUEST TO THE COMPANY, ATTENTION: INVESTOR RELATIONS, 2350 VALLEY VIEW LANE, DALLAS, TEXAS 75234, AND A COPY WILL BE SENT TO YOU AT NO CHARGE, EXCEPT FOR EXHIBITS TO THE REPORT.


                                        By Order of the Board of Directors,

                                        /s/Dan Hair

                                        Dan Hair
                                        Chief Financial Officer

--------------------------------------------------------------------------------

PROXY

                            PC SERVICE SOURCE, INC.

   SOLICITED ON BEHALF OF THE COMPANY AND APPROVED BY THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Avery More and Mark Hilz, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the 1997 Annual Meeting of Stockholders of PC Service Source, Inc. to be held on the 15th day of May, 1997 (pursuant to the Notice of Annual Meeting dated April 1997, and accompanying proxy statement of that date) and at any postponement or adjournment thereof, and to vote all of the shares of PC Service Source, Inc. that the undersigned is entitled to vote with all the powers and authority the undersigned would possess if personally present in accordance with the following instructions.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for the nominees named below in Proposal 1.

1. ELECTION OF DIRECTORS        NOMINEES: Class II: Robert S. Leff and Morti
                                          Tenenhaus

   [ ]  FOR all nominees listed above (except as marked to the contrary)

   [ ]  WITHHOLD AUTHORITY to vote for all nominees listed above

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
              SUCH INDIVIDUAL'S NAME IN THE SPACE PROVIDED BELOW)

--------------------------------------------------------------------------------

      (Continued, and to be marked, dated and signed, on the other side.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                             Please sign exactly as name appears
                                             below. When shares are held by
                                             joint tenants, both should sign.
                                             When signing as attorney, executor,
                                             administrator, trustee, or
                                             guardian, please give full title as
                                             such. If a corporation, please sign
                                             in full corporate name by President
                                             or other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.

                                             Dated:                       , 1997
                                                   -----------------------


                                             -----------------------------------
                                                         (Signature)


                                             -----------------------------------
                                                 (Signature if held jointly)

--------------------------------------------------------------------------------